Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to use of our report dated March 6, 2014, related to consolidated financial statements of Community First Bancshares, Inc. in this Form 8-K filed June 23, 2014 which is incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-194309) and the Registration Statements on Form S-8 (Registration Statements Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253 and 333-186254) of Simmons First National Corporation.

/s/ Crowe Horwath LLP

Louisville, Kentucky
June 23, 2014